UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2018

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2702 Toronto, Ontario, Canada	M5H 2Y4
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: 888-749-4916

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Amendment to Convertible Loan Agreement with Hummingbird Resources plc

As announced in the Form 8-K dated July 20, 2018 on June 15, 2018 we entered into a Convertible Loan Agreement (the “Agreement”) with Hummingbird Resources plc (“Hummingbird”) which provided us an unsecured convertible loan in the aggregate sum of US$1,500,000. On August 9, 2018 Hummingbird increased the loan from USD$1,500,000 ("Initial Amount") to USD$2,000,000 ("Principal Amount") by an investment of USD$500,000 ("Additional Amount"). The Company and Hummingbird have entered into an amended and restated convertible loan agreement evidencing the increase in the Principal Amount, in addition to a deed of warrant whereby the Company will grant Hummingbird 1,167,143 share purchase warrants, entitling it to acquire 1,167,143 common shares of Bunker at a price of CAD$0.45 per share, expiring 24 months from the date of issuance.

The terms of the amended and restated convertible loan agreement with Hummingbird are substantially the same as those of the convertible loan agreement summarized in the Company’s Form 8-K dated July 20, 2018, except: (A) the Principal Amount is USD$2,000,000 (as disclosed herein); (B) the Additional Amount of USD$500,000 and interest thereon (that is the subject of this news release) is convertible at a price of CAD$0.45 per share; (C) a provision requiring the Company to pay cash to Hummingbird in lieu of the issuance of a number of common shares exercisable under the loan and warrant agreements where consents and approvals for the issuance of common shares cannot be obtained. The cash payment shall be equal to the number of common shares which may not be issued, multiplied by the higher of the conversion price (Can$0.45 in the case of the Additional Amount or Can$0.85 in the case of the Initial Amount ) and the closing price of the common shares on the date that Hummingbird serves a conversion notice on the Company; (D) a provision requiring the Company to pay cash to Hummingbird in lieu of the issuance of a number of common shares exercisable under the loan and warrant agreements where such issuance will result in it holding more than 9.999% of the Company’s issued common shares, will no longer apply in instances where Hummingbird acquires any interest in common shares in the Company pursuant to (i) accepting a general take-over offer for the entire issued share capital of the Company; (ii) accepting a tender offer or partial offer where the offeror may come to hold 30% or more of the Company’s outstanding shares (iii) accepting a general offer for the share capital of the Company pursuant to a scheme of arrangement, a plan of arrangement or any merger or amalgamation; (iv) executing an irrevocable commitment, deed or undertaking to accept an offer referred to in (i) to (iii) above; (v) pursuant to an issuer bid by the Company; and (E) in the event that Hummingbird holds more than 10% of the issued and outstanding shares of the Company subsequent to the exercise of any of its convertible securities held under the placement, it shall have the right to appoint one director to the board of Bunker, and where it holds in excess of 5%, it shall be entitled to appoint and remove an observer to attend all board meetings.

Private Placement with Gemstone 102 Ltd.

Contemporaneously, the Company completed a private placement offering of 1,604,076 units with Gemstone 102 Ltd. (“Gemstone”), an insider of the Company by virtue of its percentage holdings, for gross proceeds of CAD$721,834. Each unit is comprised of one common share, issuable at CAD$0.45 per share, and one warrant, entitling Gemstone to acquire 1,604,076 common shares of the Company at a price of CAD$0.45 per share, expiring 36 months from the date of issuance.

The foregoing descriptions of the Agreement and the common stock purchase warrant are qualified in its entirety by reference to the provisions of such agreements filed as exhibits to this Current Report on the Form 8-K which are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Agreement, the shares of common stock issued upon conversion of principal and accrued interest and the common stock purchase warrant, and the securities issued or issuable as part of the units with Gemstone were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S under the Securities Act (“Regulation S”). The Company made this determination by virtue that each of Hummingbird and Gemstone is an “accredited investor” within the meaning of Rule 501 of Regulation D and had access to information about the Company and its investment, and it is not a “U.S. Person” within the meaning of Regulation S.

The Company did not pay any brokerage commissions or finders’ fees in connection with the transactions with Hummingbird.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amendment and Restatement Agreement with Hummingbird dated as of August 9, 2018

10.2	Amended and Restated Convertible Loan Agreement dated as of August 9, 2018

10.3	Warrant Deed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

(Registrant)

Date: September 4, 2018	By:	/s/ BRUCE D. REID
Bruce D. Reid
Chief Executive Officer